AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 3, 2023

REGISTRATION NO. 333-269669

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AGRIFORCE GROWING SYSTEMS LTD.

(Exact name of registrant as specified in its charter)

British Columbia

(State or other jurisdiction of incorporation or organization)

Not applicable.

I.R.S. Employer Identification Number

3420

(Primary Standard Industrial Classification Code Number)

300 – 2233 Columbia Street Vancouver, BC, Canada	V5Y 0M6
(Address of principal executive offices)	(Zip Code)

(604) 757-0952

(Telephone Number)

Jolie Kahn, Esq.

12 E. 49th Street, 11th floor

New York, NY 10017

(516) 217-6379

(Address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Jolie Kahn, Esq.

12 E. 49th Street, 11th floor

New York, NY 10017

Phone: (516) 217-6379

Fax: (866) 705-3071

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plants, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission (the “Commission”), acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE: This Amendment No. 2 to Registration Statement on Form S-1 is being filed with the SEC merely to update Exhibit 23.1, Consent of Auditor, to a date within 30 days prior to the date of this Amendment No. 2 to Registration Statement on Form S-1.

Item 16. Exhibits.

Exhibit

The exhibit listed below is filed or incorporated by reference as part of this Registration Statement on Form S-1.

Exhibit Number	Description of Document

23.1	Consent of Marcum, LLP (filed herewith)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-1 and has duly caused this registration statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, BC, Canada, on May 3, 2023.

AGRIFORCE GROWING SYSTEMS, LTD.

By:	/s/ Ingo Mueller
Name:	Ingo Mueller
Title:	Chief Executive Officer and President and Director

By:	/s/ Richard Wong
Name:	Richard Wong
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ingo Mueller	Chief Executive Officer and Executive Chairman and Director	May 3, 2023
Ingo Mueller	(Principal Executive Officer)

/s/ Richard Wong	Chief Financial Officer	May 3, 2023
Richard Wong	(Principal Financial and Accounting Officer)

/s/ John Meekison	Director	May 3, 2023
John Meekison

/s/ David Welch	Director	May 3, 2023
David Welch

/s/ Richard Levychin	Director	May 3 2023
Richard Levychin

/s/ Amy Griffith	Director	May 3, 2023
Amy Griffith